                                                                    Exhibit 32.2

                                IMAX CORPORATION

                                 CERTIFICATIONS
           PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
        (SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF TITLE 18,
                               UNITED STATES CODE)


     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), I, Richard
L. Gelfond, Co-Chief Executive Officer of IMAX Corporation, a Canadian corporation (the "Company"), hereby certify, to my knowledge, that:

     The Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2004 (the "Form 10-Q/A") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated: September 13, 2004                       "Richard L. Gelfond"
                                                --------------------------------
                                                Richard L. Gelfond
                                                Co-Chief Executive Officer